Exhibit 10.8

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (this "Agreement"), is made as of the 4th day of March, 2011 (the "Effective Date"), by and between Check Cap Ltd., an Israeli company (registered no. 514259811) having its main place of business at Abba Hushi Ave, Isfiya, Haifa, Israel (the "Company"), and each of the Investors identified in each of those Investor's Schedules attached hereto, (each an "Investor" and together the "Investors").

W I T N E S S E T H:

WHEREAS, the Company desires to issue and sell to the Investors, and the Investors desire to purchase from the Company shares of the Company and warrants to purchase shares of the Company as more fully described in this Agreement, on the terms and conditions more fully set forth in this Agreement;

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

1.	Issue and Purchase of Initial Closing Shares.

Subject to the terms and conditions hereof, including the fulfillment (or waiver) of the conditions specified in Sections 6 and 7 below, at the Closing (as defined below):

1.1.
Initial Closing. At the Initial Closing (as defined below), the Company shall issue and allot to the Investors, and the Investors shall purchase from the Company, severally and not jointly, an aggregate of up to 26,519,571 of the Company's Preferred D-1 Shares (the “Issued Shares”), at a price per each Issued Share of US$0.37708 (the "Price Per Share"). The Price Per Share reflects a Company pre-money valuation of US$40,000,000 on a Fully Diluted Basis. The amount of Issued Shares to be purchased by each Investor, and the amount to be invested by each Investor, at the Initial Closing, is set forth in each Investor's Schedule attached hereto in Schedule 1, in respect of each Investor.

For purposes of this Agreement, the term “Fully Diluted Basis” means all issued and outstanding shares of the Company, all securities that may be issued on the conversion of any existing convertible securities or loans, the exercise of all outstanding warrants, options, options reserved in the Company's employee stock option plan (whether allocated or unallocated, vested or unvested), and the issuance of securities pursuant to any anti-dilution rights of existing shareholders of the Company without taking into account (i) any rights of co-investment or pre-emptive rights of existing security holders of the Company and (ii) outstanding warrants for any Preferred C3 Shares as such term is defined in the New Articles .

1.2.	Each Investor shall receive, for no additional consideration:

(a)
A Warrant (the "Warrant"), for the purchase of such number of Preferred D-2 Shares as set out in each Investor's Schedule  attached hereto, for each Investor, representing warrant coverage of 66% of the Issued Shares purchased by such Investor hereby (the "Warrant Coverage" and the "Warrant Shares", respectively) at a price per each Warrant Share of US$0.47135 (the "Warrant Price Per Share"), all as pursuant to the terms and conditions of the warrant in the form attached hereto as Schedule 1.2(a)

The Preferred D-1 Shares and the Preferred D-2 Shares shall have such rights, preferences, privileges and restrictions as set forth in the Company's New Articles.

2.	Deferred Closing

2.1.
Subject to the terms and conditions hereof, the Company may consummate an additional closing or series of closings (each a “Deferred Closing”) with an additional investor or investors (each an "Additional Investor" and together the "Additional Investors") on the same commercial terms as set out herein and provided that any such Deferred Closings shall occur no later than 90 days from the Effective Date. Such Additional Investors, together, shall be entitled to invest at the Deferred Closing(s) an aggregate amount that, together with the amounts invested at the Initial Closing, shall not exceed ten million U.S. dollars ($10,000,000).  Each Additional Investor shall be entitled to receive:

(a)
Such number of Preferred D-1 Shares equal to the amount invested by such Additional Investor (the "Additional Investor Purchase Price") divided by the Price Per Share (the "Additional Investor Shares").  At each Deferred Closing an additional Investor's Schedule shall be joined to this Agreement for each Additional Investor, to reflect the Additional Investor Purchase Price invested by each Additional Investor and the Additional Investor Shares issued to such Additional Investor; and such shares shall be deemed “Issued Shares” hereunder, and such Additional Investor shall be deemed an Investor hereunder.

(b)
For no additional consideration, a Warrant, for the purchase of such number of Warrant Shares representing the number of Additional Investor Shares multiplied by 66% (the "Additional Investor Warrant") at the Warrant Price Per Share, all as pursuant to the terms and conditions of the warrant in the form attached hereto as Schedule 1.2(a).

2.2.	INTENTIONALLY LEFT BLANK

2.3.
It is hereby clarified that in the event that that Company shall not have been able to raise at least US$4 million (including the amounts invested by the Investors and including no less than US$1.5 million from existing shareholders of the Company (the "Minimum Amount"), at the Initial Closing, then, at its sole option, the Company may terminate this Agreement upon written notice to the Investors, with no liability therefor.

2.4.
In addition, and notwithstanding any of the aforesaid, in the event that the Company determines, in its sole discretion, that the publication of a prospectus is required under the Israeli Securities Law, 1968 and all regulations promulgated thereunder (the "ISL") due to the number of Investors and/or Additional Investors  who wish to participate in this Series D financing round, including the number of offerees or the number of persons acquiring securities pursuant to this Agreement or any other agreement on or prior to the date hereof, or in any other way, including through pre-emptive or similar rights, then the Company, in its sole discretion, may terminate this Agreement with respect to any or all such Investors and/or Additional Investor as determined by the Company in its sole discretion, upon written notice to such Investors and Additional Investors and  with no liability therefor.

2.5.
The Company agrees that it shall not, without the agreement of the Investors and the Additional Investors which at such time hold a majority of the Issued Shares, enter into substantially similar share purchase agreements with Additional Investors such that the Company raises more than US$10 million in this Series D financing round (including such amounts as raised hereunder but without taking into account any shares issued by the Company pursuant to any existing co-investment or preemptive rights (or similar rights) held by shareholders of the Company).

3.	Closing

3.1.
Initial Closing. Subject to the fulfillment (or waiver) of the conditions specified in Sections 6 and 7 below, the initial closing of the purchase of the Issued Shares, the issue and allotment of the Issued Shares and the Warrants by the Company to, and the registration of the Issued Shares in the name of the Investor in the register of shareholders of the Company (collectively, the "Initial Closing") shall take place at the offices of Fischer Behar Chen Well Orion & Co. on March 7, 2011, or such other later date, time and place as notified by the Company to the Investors with reasonable notice, provided that if the Initial Closing shall not take place within 30 days of such date, and without derogating from the provisions of Sections 2.3, 2.4 or 3.4 hereof, then (a) the Company may terminate this Agreement vis a vis any of the Investors who fail to close provided that the failure to close was not due to any action or failure to take action of the Company and (b) any Investor may terminate this Agreement vis a vis the other parties hereto, provided that the failure to close was not due to any action or failure to act of such Investor.

3.2.	Transactions at Initial Closing:

At the Initial Closing, the following transactions shall occur, which transactions shall be deemed to take place simultaneously and no transaction shall be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents delivered.

(a)	The Company shall deliver to the Investors the following documents:

(i)
An executed resolution of the Company's shareholders that, inter alia, replaces the Second Amended and Restated Articles of Association of the Company (the “Articles”) with the Third Amended and Restated Articles of Association of the Company, in the form attached hereto as Schedule 3.2(a)(i)B (the "New Articles") and creates new classes of Preferred D1 Shares and Preferred D2 Shares (hereinafter, together the "Preferred D Shares").

(ii)
True and correct copies of resolutions of the Board authorizing, inter alia, the (i) issuance and allotment of the Issued Shares to each of the  Investors against payment of the purchase price attributed to the Issued Shares allotted to such Investor at the Initial Closing, (ii) the issuance to each Investor, at the Initial Closing, of the Warrant for such number of Warrant Shares as allocated to it hereby; (iii) the issuance and allotment of  Warrant Shares to the Investor against payment of the Warrant Price Per Share for that number of Warrant Shares purchased pursuant to an exercise of the Warrant; (iv) reserving a sufficient number of shares of ordinary shares of the Company to be issued upon conversion of the Preferred D-1 Shares and the Warrant Shares and (v) reserving a sufficient number of Warrant Shares to be issued upon exercise of the Warrants, and (vii) entry into this Agreement and the performance of the transactions contemplated hereby.

(iii)	To each Investor, a validly executed share certificate covering such Issued Shares, issued in the name of that Investor pursuant to the terms hereof.

(iv)	A copy of the Company's shareholders' register updated as of immediately following the Initial Closing.

(v)	To each Investor, the Warrant for such number of Warrant Shares as specified herein to be issued in the name of the Investor.

(vi)	A legal opinion from the legal counsel to the Company, dated as of the date of the Initial Closing in substantially the form attached hereto as Schedule 3.2(a)(vi).

(b)
Each Investor shall transfer the Price Per Share for each of the Issued Shares to be purchased by it to the Company by wire transfer (in immediately payable funds), banker's check, or such other form of payment as is mutually agreed by the Company and the Investor.

(c)	If so required by the Company, any Investor so requested by the Company shall deliver to the Company an executed OCS Undertaking (as defined in Section 8.2 below).

(d)
The Company shall deliver to the Investors a compliance certificate executed by an officer of the Company dated as of the Initial Closing Date, to the effect that the conditions specified in Sections 6.1 and 6.2 of this Agreement have been satisfied.

3.3.
Transactions at Deferred Closing.  At each Deferred Closing, (i) each Additional Investor shall provide the Company with: (A) a duly executed joinder agreement  and (B) payment of the Additional Investor Purchase Price; (ii) the Company shall deliver to each Additional Investor (A) a consent of the Board of Directors approving (a) the issuance of the Additional Investor Shares to the Additional Investor; (b) the issuance of the Additional Investor Warrant to the Additional Investor; (c) the issuance and allotment of Warrant Shares to the Additional Investor against payment of the Warrant Price Per Share for that number of Warrant Shares available upon exercise of the Additional Investor Warrant; (d) reserving a sufficient number of shares of ordinary shares of the Company to be issued upon conversion of the Additional Investor Shares and the Warrant Shares to be issued upon exercise of the Additional Investor Warrant and (e) reserving a sufficient number of Warrant Shares to be issued upon exercise of the Additional Investor Warrant and (B) a validly executed Share Certificate covering the applicable amount of Additional Investor Shares.

3.4.
Without derogating from the provisions of Section 2.3 or 2.4 hereof, failure of any of the Investors to consummate the transactions herein (a "Non-Closing Investor"), shall not affect the obligation of the Company or the other Investors hereunder to consummate this Agreement, provided that the post-Closing capitalization table of the Company  set forth in Schedule 4.2 shall be replaced with a capitalization table not taking into account such Investor  and not taking into account any shares no longer issuable to "finders" on account of introducing such Non-Closing Investor to the Company.

4.	Representations and Warranties of the Company

Except as may be expressly set forth in the disclosure schedule delivered in connection herewith and attached hereto as Schedule 4 (the "Disclosure Schedule"), the Company hereby represents and warrants to the Investors as follows:

4.1.
Organization. The Company is a company duly incorporated and validly existing under the laws of the State of Israel. The Company has the power to own and lease its properties and to carry on its business as now being conducted and as proposed to be conducted.

The Company has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions and perform its obligations contemplated hereby and thereby and any other agreements contemplated hereby or which are ancillary hereto. The New Articles will be in effect as of the Closing.

4.2.
Share Capital. The authorized share capital of the Company immediately prior to the Initial Closing shall consist of eleven million four hundred thousand New Israeli Shekels (NIS 11,400,000) divided into (i) 907,154,180 Ordinary Shares, of nominal value NIS 0.01 each, of which 23,027,854 Ordinary Shares are issued and outstanding, (ii) 6,750,000 Preferred A Shares, of nominal value NIS 0.01 each, all of which are issued and outstanding, (iii) 6,769,359 Preferred B Shares, of nominal value NIS 0.01 each, all of which are issued and outstanding, (iv) 17,493,491 Preferred C1 Shares, of nominal value NIS 0.01 each, of which 16,414,906 are issued and outstanding, (v) 31,832,969 Preferred C2 Shares, of nominal value NIS 0.01 each, of which 29,788,667 are issued and outstanding, (vi) 30,000,000 Preferred C3 Shares, of nominal value NIS 0.01 each, none of which are issued and outstanding, (vii) 80,000,000 Preferred D1 Shares, of nominal value NIS 0.01 each, none of which are issued and outstanding and (viii) 60,000,000 Preferred D2 Shares, of nominal value NIS 0.01 each, none of which are issued and outstanding.

Other than as set out in Schedule 4.2, and other than as pursuant to law, there are no other special rights held by the shareholders of the Company, including the holders of the Preferred Shares (as defined below), by virtue of such shareholding other than as set forth in the Articles. For purposes hereof, the Preferred A Shares, the Preferred B Shares, the Preferred C1 Shares, the Preferred C2 Shares and the Preferred C3 Shares, shall be collectively referred to as the "Preferred Shares".

Schedule 4.2A sets forth a capitalization table of the Company on a pre and post Closing Fully Diluted Basis without taking into account any shares or warrants issued to Additional Investors or to any "finders" on account of such Additional Investors. All issued and outstanding shares of the Company have been duly authorized, and are validly issued and outstanding and fully paid and nonassessable. The Issued Shares to be issued to the Investor, and the Warrant Shares issuable to the Investor upon exercise of its Warrant, when issued and allotted in accordance with this Agreement (and assuming payment in full therefor), will be duly authorized, validly issued, fully paid and nonassessable, and will have the rights, preferences, privileges, and restrictions set forth in the New Articles and duly registered in the name of the Investor in the Company's register of shareholders.

4.3.
Financial Statements. The Company has furnished the Investor with its (i) audited and consolidated financial statements as of and for the year ended December 31, 2009; and (ii) its unaudited financial statements for the quarter ending on September 30, 2010 (together, the “Financial Statements”) in translated form. Subject to that set out in the Disclosure Schedule, the Financial Statements are true and correct in all material respects, are in accordance with the books and records of the Company and have been prepared in accordance with International Financial Reporting Standards consistently applied, and fairly and accurately present in all material respects the financial position of the Company as of such dates and the results of its operations for the periods then ended, subject in the case of the unaudited financial statements to year end and other audit adjustments.

4.4.
Authorization; Approvals. All corporate action on the part of the Company, its shareholders and directors necessary for the authorization, execution, delivery, and performance of all of the Company's obligations to the Investor under this Agreement, and the other agreements contemplated hereby or which are ancillary hereto including the authorization, issuance, and allotment of the Issued Shares being sold to the Investor under this Agreement, and the issuance of the Warrant hereunder to the Investor has been (or will be) taken prior to the Closing. This Agreement, when executed and delivered by or on behalf of the Company, shall be duly and validly authorized, executed and delivered by the Company and shall constitute the valid and legally binding obligations of the Company, legally enforceable against the Company in accordance with their respective terms. Except as set forth in the Disclosure Schedule, no consent, approval, order, license, permit, action by, or authorization of or designation, declaration, or filing with any governmental authority on the part of the Company is required that has not been, or will not have been, obtained by the Company on or prior to the Closing in connection with the valid execution, delivery and performance of this Agreement and any other agreements contemplated hereby or ancillary hereto or the offer, sale, or issuance of the Issued Shares.

4.5.
Compliance with Other Instruments. The Company is not in material default (a) under the Articles or other organizational documents, or under any note, indenture, mortgage, lease, agreement, contract, purchase order or other instrument, document or agreement to which the Company is a party, or (b) with respect to any law, statute, ordinance, regulation, order, writ, injunction, decree, or judgment of any court or any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which default, in any such case, would materially adversely affect or in the future is reasonably likely to materially adversely affect the Company's business, prospects, condition (financial or otherwise), affairs, operations or assets.  To the Company's knowledge, no third party is in material default under any agreement, contract or other instrument, document or agreement to which the Company is a party.  The Company is not a party to or bound by any order, judgment, decree or award of any governmental authority, agency, court, tribunal or arbitrator.

4.6.
No Breach. Neither the execution and delivery of this Agreement and any other agreements contemplated hereby or ancillary hereto nor compliance by the Company with the terms and provisions hereof or thereof will conflict with, or result in a breach or violation of, any of the terms, conditions and provisions of: (i) the Articles (assuming the receipt of any and all consents required by the Articles), (ii) any judgment, order, injunction, decree, or ruling of any court or governmental authority, domestic or foreign, (iii) any agreement, contract, lease, license or commitment to which the Company is a party or to which it is subject, or (iv) applicable law. Such execution, delivery and compliance will not (a) give to others any rights, including rights of termination, cancellation or acceleration, in or with respect to any agreement, contract or commitment referred to in this paragraph, or to any of the properties of the Company, or (b) except as specified in the Articles, otherwise require the consent or approval of any person, which consent or approval has not heretofore been obtained.

4.7.
Taxes. The Company has accurately prepared and filed all tax returns and reports required by it under applicable law.  All tax returns and reports of the Company are true and correct in all material respects and the Company has paid on time all taxes and other assessments due.  No deficiency assessment or proposed adjustment of income or payroll taxes of the Company is pending and the Company has no knowledge of any proposed liability for any tax to be imposed.  The Company has not made any elections under applicable laws or regulations (other than elections that related solely to methods of accounting, depreciation or amortization) that would have a material adverse effect on the Company, its financial condition, its business as presently conducted or proposed to be conducted or any of its properties or assets.

4.8.
Litigation. No action, proceeding or governmental inquiry or investigation is pending or, to the Company's knowledge, threatened against the Company or against any of the Company's properties, or with regard to the Company’s business, before any court, arbitration board or tribunal or administrative or other governmental agency.

The Investor hereby acknowledges and agrees that the Company is not providing the Investor with any representations and warranties other than those representations and warranties set forth in this Section 4.

5.	Representations and Warranties of the Investor

The Investor hereby represents and warrants to the Company as follows and acknowledges that the Company is entering into this Agreement in reliance thereon:

5.1.
Enforceability. The Investor has full legal capacity, power and authority to execute, deliver, and perform its obligations under this Agreement, and all schedules thereof. This Agreement and the agreements to be executed by the Investor under this Agreement (if any), when executed and delivered by the Investor, will constitute the valid, binding and enforceable obligations of the Investor in accordance with their terms.

5.2.
No Breach. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in the breach of any term of, or constitute a default under, any contract, agreement, commitment, indenture, mortgage, note or other instrument or obligation to which the Investor may be bound. No approval or consent from any person, entity or authority, is required by the Investor for the execution, delivery and performance by it of this Agreement and any other agreement hereunder.

5.3.
Securities Law. In the event that the Investor is a not a resident of Israel, at the time such Investor was offered to purchase securities of the Company, it was, and as of the date hereof it is, and at the Closing and on each date on which it exercises any Warrant, it will be either: (i) an “accredited investor” as defined in Rule 501(a) under the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act") or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

5.4.
Investment. The Investor is an investor in securities of companies in the development stage, including medical device companies and is able to bear the economic risk of its investment and has such knowledge and experience in financial or business matters, that it is capable of evaluating the merits and risks of an investment in companies in the development stage. The Investor also represents that it has (i) performed its own independent review of the data and documents it requested and received from the Company in connection with the Company and this Agreement and is aware, inter alia, that the Company is in the process of developing its product and does not yet have any operating history; (ii) been given the opportunity to ask questions of and receive answers from the Company regarding the Company, the terms and conditions of the Issued Shares and Warrants, and the Company’s current and proposed business, operations, properties, prospects, legal and financial condition; and (iii) reached the decision to purchase shares in the Company as a result of careful consideration, and with full knowledge of the risks inherent in such decision, including but  not limited to the risks concerning (a) the business of the Company, (b) the research, development and engineering undertaken or planned to be undertaken by the Company, (c) the clinical program of the Company, (d) the regulations and laws applying to the Company and its business, (e) the intellectual property of the Company, (f) the shares of the Company and the share price thereof, and (g) taxation (the "Enumerated Risks"). The Investor acknowledges and agrees that the Company makes no representation or warranty that the Enumerated Risks are either the only risks or the most important risks for the Investor to take into consideration hereunder. The Investor represents and agrees that the Issued Shares allotted to such Investor hereunder and the Warrant are purchased only for investment purposes, for its own account, and not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof.

5.5.
Restricted Securities.  The Investor understands that the Issued Shares allotted to such Investor hereunder and the Warrant are and, when issued, the Warrant Shares allotted to the Investor hereunder will be “restricted securities” (as defined in Rule 144 under the Securities Act) and have not been registered under the Securities Act or any applicable state securities law.

5.6.
General Solicitation.  The Investor is not purchasing the Issued Shares allotted to such Investor or the Warrant as a result of any advertisement, article, notice or other communication regarding the Issued Shares or the Warrants published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement (within the meaning of Regulation D under the Securities Act).

5.7.
No Public Market.  The Investor understands and acknowledges that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company’s securities.

6.	Conditions to Closing of the Investor

The obligations of each Investor to consummate the purchase of the Issued Shares allotted to such Investor hereunder and the Warrant hereunder are subject to the fulfillment, prior to or at the Initial Closing of each of the following conditions precedent (any or all of which may be waived in whole or in part by such Investor, which waiver shall be at the sole discretion of the Investor):

6.1.
Representations and Warranties. The representations and warranties made by the Company in this Agreement shall have been true and correct when made, and shall be true and correct as if made on the date of the Initial Closing.

6.2.
Covenants. All covenants, agreements, and conditions contained in this Agreement to be performed or complied with by the Company prior to or at the Initial Closing shall have been performed or complied with by the Company prior to or at the Initial Closing.

6.3.	Delivery of Deliverables. All of the deliverables to be delivered or performed by the Company pursuant to Section 3.2 shall have been delivered to the Investor.

6.4.	New Articles. The New Articles shall have been adopted by the Company as required by the Articles and by law, and shall be in full force and effect.

7.	Conditions to Closing of the Company

The obligations of the Company hereunder are subject to the fulfillment at or before the Initial Closing of the following conditions precedent:

7.1.
Representations and Warranties. The representations and warranties made by the Investor in this Agreement shall have been true and correct when made, and shall be true and correct as of the date of the Initial Closing.

7.2.
Covenants. All covenants, agreements and conditions contained in this Agreement to be performed, or complied with, by the Investor prior to or at the Initial Closing shall have been performed or complied with by the Investor prior to or at the Initial Closing.

7.3.	Minimum Amount. The Company shall have raised and shall have closed, or shall close concurrently with the Initial Closing hereof, no less than the Minimum Amount for this round of Series D financing.

7.4.
Compliance with ISL. The Company shall not be required to publish a prospectus pursuant to the provisions of the ISL due to the number of Investors or Additional Investors who wish to participate in this Series D financing round, including the number of offerees or the number of persons acquiring securities pursuant to this Agreement or any other agreement on or prior to the date hereof.

The above conditions precedent may be waived in whole or in part by the Company, which waiver shall be at the sole discretion of the Company.

7.5.
Approvals. The Company shall have obtained all board and shareholder, governmental, regulatory and other third party consents and approvals, if any, necessary for the sale of the Issued Shares and Warrant and the performance of the transactions contemplated hereby.

8.	Affirmative Covenants.

8.1.	Expenses. Each of the Company and each Investor shall bear its own costs and expenses in connection with the transaction contemplated hereunder.

8.2.
OCS Undertaking. To the extent that at any time hereinafter an Investor shall hold such number of securities of the Company such that it shall be legally required, in the view of the Company, to sign an undertaking to the OCS, then the Investor shall sign such undertaking as may be required by the OCS at such time (the "OCS Undertaking").

9.	Confidentiality

Each Investor undertakes to keep all information concerning the Company (including, without limitation, information concerning its business, financials, operations, proprietary rights, business plans, research and development of the Company, products of the Company and lists of customers), in strict confidence and shall not divulge or otherwise make use of any such information, provided that such information is not in the public domain, or if in the public domain, provided that the Investor has not breached the provisions of this Section.

The Company and each Investor undertake to keep this Agreement confidential unless otherwise agreed by both parties or unless a party is required to disclose it according to applicable law.

10.	Additional Agreements

10.1.
Transfer Restrictions.  The Issued Shares and the Warrant and, when issued, the Warrant Shares may only be disposed of in compliance with state and federal securities laws and with the laws of the State of Israel, as applicable. In connection with any transfer of Issued Shares, Warrants, or Warrant Shares, other than pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, to the Company, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred securities under the Securities Act.  As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of the Investor under this Agreement.

10.2.	Legends. Each Investor agrees to the imprinting, so long as is required by this Section 10, of a legend on any of the Issued Shares or the Warrant Shares in the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

Each Investor agrees to the imprinting, for so long as required by this Section 10, of a legend on any of the Warrants in the following form:

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD OR TRANSFERRED, DIRECTLY OR INDIRECTLY, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Each Investor agrees with the Company that it will only sell any Issued Shares, the Warrants or any Warrant Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if any Issued Shares, Warrants or Warrant Shares are sold pursuant to a registration statement under the Securities Act, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing any Issued Shares, the Warrant or any Warrant Shares as set forth in this Section 10 is predicated upon the Company’s reliance upon this understanding.

11.	Miscellaneous

11.1.
Further Assurances. Each of the parties hereto shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement and the intentions of the parties as reflected thereby.

11.2.
Governing Law; Jurisdiction. This Agreement shall be deemed to be a contract made under the laws of the State of Israel, and for all purposes shall be construed in accordance with the laws of said state, without regard to principles of conflict of laws. Any dispute arising under or in relation to this Agreement shall be resolved exclusively in the competent court for Tel Aviv-Jaffa district, and each of the parties hereby irrevocably submits to the exclusive jurisdiction of such court.

11.3.
Successors and Assigns; Assignment. Except as otherwise expressly limited herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.  None of the rights, privileges, or obligations set forth in, arising under, or created by this Agreement may be assigned or transferred without the prior consent in writing of each party to this Agreement.

11.4.
Entire Agreement; Amendment and Waiver. This Agreement and the Schedules hereto and the other agreements hereunder constitute the full and entire understanding and agreement between the parties with regard to the subject matters hereof and thereof.  Any term of this Agreement may be amended and the observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only with the written consent of each party to this Agreement.

11.5.
Notices, etc.. All notices and other communications required or permitted hereunder to be given to a party to this Agreement shall be in writing and shall be telecopied or mailed by registered or certified mail, postage prepaid, or prepaid air courier, or otherwise delivered by hand or by messenger, addressed to such party's address as set forth above or at such other address as the party shall have furnished to each other party in writing in accordance with this provision.

Any notice sent in accordance with this Section 11.5 shall be effective (i) if mailed, seven (7) business days after mailing, (ii) if by air courier two (2) business days after delivery to the courier service, (iii) if sent by messenger, upon delivery, and (iv) if sent via telecopier, upon transmission and electronic confirmation of receipt or (if transmitted and received on a non-business day) on the first business day following transmission and electronic confirmation of receipt (provided, however, that any notice of change of address shall only be valid upon receipt).

11.6.
Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law or otherwise afforded to any of the parties, shall be cumulative and not alternative.

11.7.
Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

11.8.
Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties have signed this Agreement as of the date first hereinabove set forth.

______________________________ Check Cap Ltd. By: ______________________ Title: ______________________	______________________ By: ______________________ Title: ______________________